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                                                                   EXHIBIT 10.22

                                   ALTEON INC.
           DESCRIPTION OF EXECUTIVE OFFICER COMPENSATION ARRANGEMENTS

      The following are Alteon's executive officers. The salaries for 2005 have been set as follows:

NAMED EXECUTIVE OFFICER          POSITION               2005 SALARY  2005 BONUS RANGE
-----------------------  -----------------------------  -----------  ----------------
Kenneth I. Moch          President and Chief Executive   $382,454      $0 to $150,000
                         Officer

Judith S. Hedstrom       Chief Operating Officer         $300,000      $0 to $75,000

Elizabeth A. O'Dell      Vice President, Finance         $191,227      $0 to $20,000
                         Secretary and Treasurer

      In addition to the above, each of the executive officers, at the discretion of Alteon's Compensation Committee, may receive an additional year-end bonus.